SUB-ITEM 77Q1

DREYFUS BNY MELLON FUNDS, INC.
- Dreyfus Select Managers Long/Short Fund

The Sub-Investment Advisory Agreement for Dreyfus Select Managers Long/Short Fund between Dreyfus and Three Bridges Capital, LP is incorporated by reference to Exhibit (d)(ix) of Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A, filed on February 26, 2015.